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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): January 20, 1997


                              BANC ONE CORPORATION
               (Exact Name of Registrant as Specified in Charter)


                                      Ohio
                 (State or Other Jurisdiction of Incorporation)


         1-8552                                      31-0738296
(Commission File Number)                    (IRS Employer Identification No.)


                   100 East Broad Street, Columbus, Ohio 43271
               (Address of Principal Executive Offices)(Zip Code)


       Registrant's telephone number, including area code: (614) 248-5944


                                       N/A
          (Former Name or Former Address, If Changed Since Last Report)





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ITEM 5.        OTHER EVENTS

         On January 20, 1997, BANC ONE CORPORATION ("BANC ONE") issued a press release announcing its earnings for the three-month and twelve-month periods ended December 31, 1996. BANC ONE also announced in such press release that BANC ONE's Board of Directors have approved (i) the repurchase of up to 12 million shares of BANC ONE common stock for use in the previously announced acquisition of Liberty Bancorp, Inc., a multibank holding company headquartered in Oklahoma City, Oklahoma and (ii) an increase in the quarterly cash dividend paid on BANC ONE common stock from $0.34 to $0.38 per share. A copy of such press release is filed as Exhibit 99.1 and incorporated by reference herein.


ITEM 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
               EXHIBITS

         (a)   Financial Statements

               NONE. The financial statements included in this report are not required to be filed as part of this report.

         (b)   Pro Forma Financial Information

               NONE.

         (c)   Exhibits

               Exhibit 99.1  BANC ONE CORPORATION Press Release dated
                             January 20, 1997 titled "Banc One Reports Record Full Year and Fourth Quarter 1996 Earnings; Banc One Announces 12% Quarterly Cash Dividend Increase and 12 Million Share Repurchase."


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              BANC ONE CORPORATION
                                              (Registrant)


Date:  January 28, 1997                       By: /s/ Steven Alan Bennett
                                                 -------------------------------
                                                 Steven Alan Bennett
                                                 Senior Vice President and
                                                    General Counsel



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